Exhibit 15.1

Robo.ai Inc. 4th Floor, Harbour Place 103 South Church Street, P.O. Box 10240 Grand Cayman, KY1-1002 Cayman Islands Attention The Board of Directors	Email ccheng@applebyglobal.com Direct Dial +852 2905 5719 Tel +852 2523 8123 Fax +852 2524 5548 Appleby Ref 471878.0004 30 April 2026

Suites 3504B-06
35/F, Two Taikoo Place

979 King’s Road

Quarry Bay
Hong Kong

Tel +852 2523 8123

applebyglobal.com

Managing Partner
David Bulley

Partners
Fiona Chan
Kitty Chan
Vincent Chan
Chris Cheng
Richard Grasby

Judy Lee
Michael Makridakis
John McCarroll SC
Lorinda Peasland
Eliot Simpson

Robo.ai Inc. (Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s annual report for the fiscal year ended December 31, 2025 on Form 20-F (Annual Report), which will be filed with the United States Securities and Exchange Commission (Commission) under the United States Securities Act of 1933, as amended (Securities Act).

We consent to the filing of this consent letter as an exhibit to the Annual Report and to the reference to our name under the headings "Item 3.Key Information—D. Risk Factors" and “Item 8. Financial Information —E. Taxation — Cayman Islands Tax Considerations” in the Annual Report. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of the Commission’s Regulation S-K promulgated under the Securities Act.

Yours faithfully

/s/ Appleby

Appleby

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